SCHEDULE 14A INFORMATION

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AB Variable Products Series Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Inbound, Outbound & Voicemail Scripts

AB Variable Products Series Fund

Inbound Line Messaging

Inbound – Closed Recording

Thank you for calling the AB Variable Products Series Fund’s proxy voting line. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 10:00 a.m. to 11:00 p.m. Eastern time. Thank you and have a nice day.

Inbound – Call in Queue Message

Thank you for calling the AB Variable Products Series Fund’s proxy voting line. Our proxy specialists are currently assisting other stockholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

End of Campaign Message

Thank you for calling the AB Variable Products Series Fund’s proxy voting line. The Annual Meeting of Stockholders scheduled for August 3, 2026 has concluded. As a result, this toll-free number is no longer in service for proxy related stockholder calls. If you have questions about your investment in the «INSERT FUND NAME», please contact your AB Advisor. Thank you.

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Outbound Call Script

Hello, my name is (CSR FULL NAME). May I please speak with (STOCKHOLDER’S FULL NAME)? (Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in the «INSERT PORTFOLIO NAME». Materials were sent to you for the upcoming Annual Meeting of Stockholders scheduled for August 3, 2026. We have not yet received your vote. The Board recommends a vote IN FAVOR of the proposals. Would you like to vote along with their recommendation?

(Pause for response)

If YES:

If we identify any additional accounts before the meeting, would you like to vote them the same way as today?

(Proceed to confirming the vote)

If NO or the stockholder hasn’t received the info:

Stockholders are being asked to elect eight directors.

In addition, stockholders of each Fund are being asked to approve new investment advisory agreements to ensure continuation of the advisory services provided to each Fund. This transaction is not expected to result in any changes to the contractual investment advisory fees charged to the Funds, the portfolio management of any Fund or the nature and quality of services provided by the Adviser.

The Board recommends a vote IN FAVOR of all proposals. Would you like to vote along with their recommendation?

(Pause for response and address any questions)

If the stockholder still chooses not to vote:

I understand. Thank you and have a good day.

If the stockholder is unavailable:

We can be reached toll-free at 800-340-1778, Monday to Friday, 10:00 AM to 11:00 PM Eastern. Thank you and have a good day.

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Confirming the vote:

I am recording your vote.

(Recap voting instructions)

For confirmation, please state your full name.

(Pause)

According to our records, you reside in (city, state, zip).

(Pause)

To confirm your address for the letter, please state your street address.

(Pause)

Thank you. You will receive written confirmation in 3 to 5 business days. Please review and retain it. If you have questions, call the toll-free number in the letter. Your vote is important and appreciated. Have a good (morning/afternoon/evening).

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Outbound Voicemail Script

Hello.

I am calling on behalf of your current investment in the «INSERT PORTFOLIO NAME».

The Annual Meeting of Stockholders is scheduled to take place on August 3, 2026. All stockholders are being asked to consider and vote on important matters. As of today, your vote has not been registered.

Your vote is important.

Please contact us as soon as possible, toll-free at 800-340-1778 Monday through Friday between the hours of 10:00AM and 11:00PM Eastern time to cast your vote.

Thank you and have a good day

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